EXHIBIT 4.1


                                                  "Logo Omitted"
                                            FLORIDA DEPARTMENT OF STATE
                                                  Glenda E. Hood
                                                Secretary of State


June 15, 2005


WINSTED HOLDINGS, INC.
5000 BIRCH STREET
3000
NEWPORT BEACH, CA 92660



Re:  Document Number P97000082722

The Articles of Amendment to the Articles of Incorporation of WINSTED HOLDINGS, INC., a Florida corporation, were filed on June 15, 2005, effective June 22, 2005.

This document was electronically received and filed under FAX audit number H05000147720.

Should you have any questions regarding this matter, please telephone (850) 245-6050, the Amendment Filing Section.

Darlene Connell
Document Specialist
Division of Corporations                    Letter Number:  405A00041536











      Division of Corporations - P.O. Box 6327 - Tallahassee, Florida 32314

                                 H050001477203

                              Articles of Amendment
                                       to
                            Articles of Incorporation
                                       of

                             WINSTED HOLDINGS, INC.
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    (Name of corporation as currently filed with the Florida Dept. of State)


                                  P97000082722
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                   (Document number of corporation (if known)

Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida Profit Corporation adopts the following amendment(s) to its Articles of
Incorporation:

NEW CORPORATE NAME (if changing):
---------------------------------

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(Must  contain  the word  "corporation,"  "company,"  or  "incorporated"  or the abbreviation "Corp.," "Inc.," or "Co.") (A professional corporation must contain the word "chartered," "professional association," or the abbreviation "P.A.")

AMENDMENTS ADOPTED (OTHER THAN NAME CHANGE) Indicate Article Number(s) and/or Article Title(s) being amended, added or deleted: (BE SPECIFIC)

Effective June 22, 2005 (the "Effective  Date"), all of the Company's issued and
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outstanding  shares of common  stock shall be  consolidated  on the basis of one
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post-consolidation  share of  common  stock for  every  1,500  pre-consolidation
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shares of common stock outstanding on June 22, 2005 (the "New Common Stock")
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                     (Attach additional pages if necessary)

If an amendment provides for exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself. (if not applicable, include N/A)

Any  fractional  shares  resulting from the June 22, 2005  consolidation  of the
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Company's  shares  will be  rounded  up to the  nearest  share of the New Common
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Stock.
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                                  (continued)

                                 H050001477203


The date of each amendment(s) adoption:       June 10, 2005
                                        --------------------------------------

Effective date if applicable:        June 22, 2005
                                ------------------------------------------
                                (no more than 90 days after amendment file date)

Adoption of Amendment(s)            (CHECK ONE)

|X| The amendment(s) was/were approved by the shareholder. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

| | The amendment(s) was/were approved by the shareholders through voting groups. The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):

"The number of votes cast for the amendment(s) was/were sufficient for approval by_____________________________________ "

                         (voting  group)

| | The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

| | The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Signed this  10th day of June, 2005.


           Signature___________________________________________

                    (By a director, president or other officer - if directors or officers have not been selected, by an incorporator - if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)



                                   MARK ELLIS
                    -----------------------------------------
                    (Typed or printed name of person signing)

                                    PRESIDENT
                    -----------------------------------------
                            (Title of person signing)



                                 FILING FEE: $35